Exhibit 99.1

LITHIA MOTORS REPORTS ADJUSTED EPS OF $1.34 FOR THE SECOND QUARTER OF 2014, AN INCREASE OF 28% OVER THE PRIOR YEAR

LITHIA MOTORS DECLARES $0.16 PER SHARE DIVIDEND FOR SECOND QUARTER

Medford, Oregon, July 23, 2014 – Lithia Motors, Inc. (NYSE: LAD) reported the highest quarterly adjusted net income in Company history and an increase in adjusted net income from continuing operations of 29% for the second quarter 2014 over the prior year period.

2014 second quarter adjusted net income from continuing operations was $35.2 million, or $1.34 per diluted share. This compares to 2013 second quarter adjusted net income from continuing operations of $27.4 million, or $1.05 per diluted share.

Unadjusted net income from continuing operations for the second quarter of 2014 was $35.2 million, or $1.34 per diluted share, compared to $25.3 million or $0.97 per diluted share for the second quarter of 2013. As shown in the attached non-GAAP reconciliation tables, the 2014 second quarter adjusted results from continuing operations exclude non-core charges related to acquisition expenses for the pending DCH combination offset by non-core gains resulting from a tax attribute, resulting in no change to earnings per share. The 2013 second quarter adjusted results from continuing operations exclude a $0.09 per share expense related to non-core legal reserve related to a case filed in 2006, partially offset by a $0.01 per share benefit from a tax attribute.

Second quarter 2014 revenue from continuing operations increased $213 million, or 21%, to $1.2 billion from $1.0 billion for the second quarter of 2013.

Second Quarter-over-Quarter Operating Highlights:

●	Total same store sales increased 11%
●	New vehicle same store sales increased 12%
●	Used vehicle retail same store sales increased 11%
●	Service, body and parts same store sales increased 10%
●	Same store F&I per unit increased $104 to $1,206
●	Adjusted SG&A expense as a percentage of gross profit decreased 80 basis points to 65.2%

“For the first time in our history, same store sales experienced double digit increases in all four business lines,” said Bryan DeBoer, President and CEO. “Notably, we saw a record quarterly increase in service, body and parts sales, at 10%, driven by a 10% improvement in customer pay work and a 15% increase in warranty activity. The monthly SAAR accelerated throughout the second quarter, reaching a level of 16.9 million in June, the highest level since July 2006.”

For the first six months of 2014, adjusted net income per diluted share from continuing operations increased 25% to $2.36 from $1.89 for the first six months of 2013. Unadjusted net income from continuing operations was $2.27 per diluted share for the first six months of 2014, compared to $1.81 per diluted share for the first six months of 2013.

Chris Holzshu, SVP and CFO, said, “Our same store F&I per unit was $1,206, an increase of $104 per unit over the second quarter of 2013. Our adjusted SG&A as a percentage of gross profit improved by 80 basis points to a record result of 65.2% for the second quarter of 2014. Our incremental throughput, or the percentage of incremental gross profit remaining after deducting incremental SG&A expense, was 51% on a same store basis in the second quarter of 2014. We continue to target incremental throughput of 50% on a same store basis.”

Corporate Development

In April 2014, we acquired Access Ford Lincoln in Corpus Christi, Texas and opened Lithia Chrysler Jeep Dodge Ram of Wasilla in Wasilla, Alaska with $105 million in estimated total annual revenues. In June 2014, we acquired Vic Alfonso Cadillac and Braley & Graham Buick GMC in Portland, Oregon with $60 million in estimated total annual revenues.

In June 2014, we also entered into a definitive agreement with DCH Auto Group Limited to acquire 100 percent of the outstanding shares of DCH Auto Group Inc., one of the 10 largest dealer groups in the country. The DCH stores are estimated to generate approximately $2.3 billion in annualized revenue. The transaction is expected to be funded through the expansion of Lithia's existing credit facility by $600 million, mortgage financing of $200 million, and available cash flows from operations. The transaction is subject to customary closing conditions and expected to close in the fourth quarter.

Bryan DeBoer, President and CEO, stated, “The acquisition market remains robust. We purchased another three stores in the second quarter of 2014, bringing the total number of stores purchased or opened this year to eight. Last month we announced an agreement to combine the DCH Auto Group and Lithia, which will add their 27 locations and approximately $2.3 billion in annual revenue to our organization. The transaction with DCH remains on track to be completed in the fourth quarter of 2014. Additionally we continue to seek stores reflecting Lithia’s exclusive market strategy and believe the potential remains for more acquisitions in 2014.”

Balance Sheet Update

We ended the second quarter with $28 million in cash and $84 million in available credit on our credit facilities. Additionally, approximately $216 million of our operating real estate is currently unfinanced, which could provide an estimated additional $162 million in available liquidity, for total potential liquidity of $274 million.

Dividend Payment and Share Repurchase

Lithia announced that the Board of Directors has approved a dividend of $0.16 per share related to second quarter 2014 financial results. Lithia will pay the dividend August 22, 2014 to shareholders of record on August 8, 2014.

Lithia repurchased 30,000 shares in the second quarter of 2014 at a weighted average price of $75.36 per share.

Outlook for Third Quarter 2014

We project 2014 third quarter earnings of $1.36 to $1.38 per diluted share. These projections are based on the following assumptions around third quarter 2014 performance:

●	Total revenues of $1.2 to $1.3 billion
●	New vehicle same store sales increasing 13.0%
●	New vehicle gross margin of 6.4% to 6.6%
●	Used vehicle same store sales increasing 7.5%
●	Used vehicle gross margin of 14.0% to 14.2%
●	Service body and parts same store sales increasing 8.0%
●	Service body and parts gross margin of 48.8% to 49.0%
●	Finance and insurance gross profit of $1,200 per unit
●	Tax rate of 39.5%
●	Average diluted shares outstanding of 26.4 million

Outlook for Fourth Quarter 2014

We project 2014 fourth quarter earnings for the combined Lithia / DCH organization of $1.23 to $1.26 per diluted share and full-year 2014 earnings of $4.95 to $5.00 per diluted share. These projections include $1.10 to 1.12 per share in earnings related to Lithia and $0.13 to $0.14 per share in earnings related to the DCH organization assuming an October 1 closing date. Additionally, these projections exclude $0.04 to $0.06 per share in acquisition expenses and are based on the following assumptions around fourth quarter 2014 performance:

Combined Results

●	Total revenues of $1.6 to $1.7 billion
●	New vehicle sales increasing 65.0%
●	New vehicle gross margin of 6.4% to 6.6%
●	Used vehicle sales increasing 54.0%
●	Used vehicle gross margin of 13.1% to 13.3%
●	Service body and parts sales increasing 59.0%
●	Service body and parts gross margin of 47.1% to 47.3%
●	Finance and insurance gross profit of $1,145 per unit
●	Tax rate of 40.0%
●	Average diluted shares outstanding of 26.6 million
●	Full year capital expenditures of $110 million

Same Store

●	Total revenues of $1.1 to $1.2 billion
●	New vehicle same store sales increasing 11.0%
●	Used vehicle same store sales increasing 6.0%
●	Service body and parts same store sales increasing 8.0%
●	Finance and insurance gross profit of $1,200 per unit

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

Second Quarter Earnings Conference Call and Updated Presentation

The second quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter results has been added to www.lithiainvestorrelations.com.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia

Lithia Motors, Inc. is the eighth largest automotive retailer in the United States. Lithia sells 29 brands of new vehicles and all brands of used vehicles at 101 stores in 12 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites

www.lithia.com

www.lithiainvestorrelations.com

www.lithiacareers.com

www.assuredservice.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Contact:

John North

VP Finance and Controller

(541) 618-5748

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” "expect," "anticipate," "intend," "plan," "believe," “estimate,” “may,” "seek," “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

●

Expected operating results, such as improved store performance, maintaining incremental throughput above 50%, increasing same store F&I per unit and all projections set forth under the heading “Outlook for Third Quarter 2014” and “Outlook for Fourth Quarter 2014”; and

●	The increase in our annual revenues that we estimate will result from the dealerships that we acquired and from the DCH Auto Group transaction as set forth under the heading “Corporate Development”;
●	Our belief that the DCH Auto Group transaction will close in the fourth quarter; and
●	Anticipated availability of liquidity from our unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), risks associated with the DCH Auto Group transaction (including the risk that we may incur significant liabilities as a result of the transaction and the risk that the transaction may not close), government regulations, legislation and others set forth throughout Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2013, in particular, the risks and uncertainties described threin under the heading “Our ability to increase revenues through acquisitions depends on our ability to acquire and successfully integrate additional stores” and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Three months ended			%
	June 30,		Increase	Increase
	2014	2013	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$694,484	$569,487	$124,997	21.9%
Used vehicle retail	310,475	258,465	52,010	20.1
Used vehicle wholesale	44,286	37,691	6,595	17.5
Finance and insurance	43,838	34,218	9,620	28.1
Service, body and parts	114,337	94,462	19,875	21.0
Fleet and other	14,382	14,182	200	1.4
Total revenues	1,221,802	1,008,505	213,297	21.1
Cost of sales:
New vehicle retail	648,490	530,699	117,791	22.2
Used vehicle retail	266,408	219,572	46,836	21.3
Used vehicle wholesale	42,782	36,996	5,786	15.6
Service, body and parts	58,155	47,769	10,386	21.7
Fleet and other	13,667	13,636	31	0.2
Total cost of sales	1,029,502	848,672	180,830	21.3
Gross profit	192,300	159,833	32,467	20.3
SG&A expense	125,463	109,283	16,180	14.8
Depreciation and amortization	5,825	4,899	926	18.9
Income from operations	61,012	45,651	15,361	33.6
Floor plan interest expense	(3,215)	(3,036)	179	5.9
Other interest expense	(1,869)	(1,941)	(72)	(3.7)
Other income, net	1,146	584	562	96.2
Income from continuing operations before income taxes	57,074	41,258	15,816	38.3
Income tax expense	(21,904)	(15,977)	5,927	37.1
Income tax rate	38.4%	38.7%
Income from continuing operations	$35,170	$25,281	$9,889	39.1%
Income from discontinued operations, net of tax	3,139	274	2,865	NM
Net income	$38,309	$25,555	$12,754	49.9%

Diluted net income per share:
Continuing operations	$1.34	$0.97	$0.37	38.1%
Discontinued operations	0.11	0.01	0.10	NM
Net income per share	$1.45	$0.98	$0.47	48.0%

Diluted shares outstanding	26,331	26,134	197	0.8%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three months ended			%
	June 30,		Increase	Increase
	2014	2013	(Decrease)	(Decrease)
Gross margin
New vehicle retail	6.6%	6.8%	(20) bps
Used vehicle retail	14.2	15.0	(80) bps
Used vehicle wholesale	3.4	1.8	160 bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	49.1	49.4	(30) bps
Fleet and other	5.0	3.8	120 bps
Gross profit margin	15.7	15.8	(10) bps

Unit sales
New vehicle retail	20,446	17,024	3,422	20.1%
Used vehicle retail	16,086	14,074	2,012	14.3
Total retail units sold	36,532	31,098	5,434	17.5
Used vehicle wholesale	6,047	5,241	806	15.4

Average selling price
New vehicle retail	$33,967	$33,452	515	1.5%
Used vehicle retail	19,301	18,365	936	5.1
Used vehicle wholesale	7,324	7,192	132	1.8

Average gross profit per unit
New vehicle retail	$2,250	$2,278	$(28)	(1.2)%
Used vehicle retail	2,739	2,763	(24)	(0.9)
Used vehicle wholesale	249	133	116	87.2
Finance and insurance	1,200	1,100	100	9.1
Total vehicle(1)	3,706	3,621	85	2.3

Revenue mix
New vehicle retail	56.8%	56.5%
Used vehicle retail	25.4	25.6
Used vehicle wholesale	3.6	3.7
Finance and insurance, net	3.6	3.4
Service, body and parts	9.4	9.4
Fleet and other	1.2	1.4

	Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,
	2014	2013	2014	2013
Other metrics
SG&A as a % of revenue	10.2%	10.5%	10.3%	10.8%
SG&A as a % of gross profit	65.2	66.0	65.2	68.4
Operating profit as a % of revenue	5.0	4.9	5.0	4.5
Operating profit as a % of gross profit	31.8	30.9	31.7	28.6
Pretax margin	4.7	4.5	4.7	4.1
Net profit margin	2.9	2.7	2.9	2.5

(1) – includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

	Three months ended			%
	June 30,		Increase	Increase
	2014	2013	(Decrease)	(Decrease)
Revenues
New vehicle retail	$632,785	$566,862	$65,923	11.6%
Used vehicle retail	285,555	257,754	27,801	10.8
Used vehicle wholesale	41,937	37,692	4,245	11.3
Finance and insurance	39,892	34,139	5,753	16.9
Service, body and parts	103,770	94,034	9,736	10.4
Fleet and other	12,663	14,182	(1,519)	(10.7)
Total revenues	$1,116,602	$1,004,663	$111,939	11.1

Gross profit
New vehicle retail	$41,711	$38,588	$3,123	8.1%
Used vehicle retail	41,011	38,799	2,212	5.7
Used vehicle wholesale	1,444	748	696	93.0
Finance and insurance	39,892	34,139	5,753	16.9
Service, body and parts	50,988	46,452	4,536	9.8
Fleet and other	639	546	93	17.0
Total gross profit	$175,685	$159,272	$16,413	10.3

Gross margin
New vehicle retail	6.6%	6.8%	(20) bps
Used vehicle retail	14.4	15.1	(70) bps
Used vehicle wholesale	3.4	2.0	140 bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	49.1	49.4	(30) bps
Fleet and other	5.0	3.8	120 bps
Gross profit margin	15.7	15.9	(20) bps

Unit sales
New vehicle retail	18,379	16,937	1,442	8.5%
Used vehicle retail	14,709	14,033	676	4.8
Total retail units sold	33,088	30,970	2,118	6.8
Used vehicle wholesale	5,649	5,241	408	7.8

Average selling price
New vehicle retail	$34,430	$33,469	$961	2.9%
Used vehicle retail	19,414	18,368	1,046	5.7
Used vehicle wholesale	7,424	7,192	232	3.2

Average gross profit per unit
New vehicle retail	$2,269	$2,278	$(9)	(0.4)%
Used vehicle retail	2,788	2,765	23	0.8
Used vehicle wholesale	256	143	113	79.0
Finance and insurance	1,206	1,102	104	9.4
Total vehicle(1)	3,749	3,625	124	3.4

(1) – includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Six months ended			%
	June 30,		Increase	Increase
	2014	2013	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$1,274,006	$1,062,928	$211,078	19.9%
Used vehicle retail	612,368	497,693	114,675	23.0
Used vehicle wholesale	86,979	77,197	9,782	12.7
Finance and insurance	83,469	65,881	17,588	26.7
Service, body and parts	218,954	184,902	34,052	18.4
Fleet and other	24,132	22,984	1,148	5.0
Total revenues	2,299,908	1,911,585	388,323	20.3
Cost of sales:
New vehicle retail	1,188,988	989,493	199,495	20.2
Used vehicle retail	527,505	423,827	103,678	24.5
Used vehicle wholesale	84,144	75,528	8,616	11.4
Service, body and parts	111,940	94,430	17,510	18.5
Fleet and other	22,970	22,036	934	4.2
Total cost of sales	1,935,547	1,605,314	330,233	20.6
Gross profit	364,361	306,271	58,090	19.0
SG&A expense	247,292	210,414	36,878	17.5
Depreciation and amortization	11,332	9,620	1,712	17.8
Income from operations	105,737	86,237	19,500	22.6
Floor plan interest expense	(6,199)	(6,485)	(286)	(4.4)
Other interest expense	(3,843)	(4,302)	(459)	(10.7)
Other income, net	2,083	1,385	698	50.4
Income from continuing operations before income taxes	97,778	76,835	20,943	27.3
Income tax expense	(37,914)	(29,672)	8,242	27.8
Income tax rate	38.8%	38.6%
Income from continuing operations	$59,864	$47,163	$12,701	26.9%
Income from discontinued operations, net of tax	3,179	447	2,702	NM
Net income	$63,043	$47,610	$15,433	32.4%

Diluted net income per share:
Continuing operations	$2.27	$1.81	$0.46	25.4%
Discontinued operations	0.12	0.01	0.11	NM
Net income per share	$2.39	$1.82	$0.57	31.3%

Diluted shares outstanding	26,326	26,120	206	0.8%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Six months ended			%
	June 30,		Increase	Increase
	2014	2013	(Decrease)	(Decrease)
Gross margin
New vehicle retail	6.7%	6.9%	(20) bps
Used vehicle retail	13.9	14.8	(90) bps
Used vehicle wholesale	3.3	2.2	110 bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	48.9	48.9	- bps
Fleet and other	4.8	4.1	70 bps
Gross profit margin	15.8	16.0	(20) bps

Unit sales
New vehicle retail	37,720	31,744	5,976	18.8%
Used vehicle retail	32,402	27,735	4,667	16.8
Total retail units sold	70,122	59,479	10,643	17.9
Used vehicle wholesale	11,900	10,565	1,335	12.6

Average selling price
New vehicle retail	$33,775	$33,484	$291	0.9%
Used vehicle retail	18,899	17,945	954	5.3
Used vehicle wholesale	7,309	7,307	2	-

Average gross profit per unit
New vehicle retail	$2,254	$2,313	$(59)	(2.6)%
Used vehicle retail	2,619	2,663	(44)	(1.7)
Used vehicle wholesale	238	158	80	50.6
Finance and insurance	1,190	1,108	82	7.4

Revenue mix
New vehicle retail	55.4%	55.6%
Used vehicle retail	26.6	26.0
Used vehicle wholesale	3.8	4.0
Finance and insurance, net	3.6	3.5
Service, body and parts	9.5	9.7
Fleet and other	1.1	1.2

	Adjusted		As reported
	Six months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Other metrics
SG&A as a % of revenue	10.6%	10.8%	10.7%	11.0%
SG&A as a % of gross profit	66.7	67.5	67.9	68.7
Operating profit as a % of revenue	4.8	4.7	4.6	4.5
Operating profit as a % of gross profit	30.1	29.4	29.0	28.2
Pretax margin	4.4	4.2	4.3	4.0
Net profit margin	2.7	2.6	2.6	2.5

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

	Six months ended			%
	June 30,		Increase	Increase
	2014	2013	(Decrease)	(Decrease)
Revenues
New vehicle retail	$1,175,760	$1,060,303	$115,457	10.9%
Used vehicle retail	570,759	496,982	73,777	14.8
Used vehicle wholesale	83,060	77,172	5,888	7.6
Finance and insurance	77,322	65,810	11,512	17.5
Service, body and parts	202,699	184,477	18,222	9.9
Fleet and other	22,413	22,984	(571)	(2.5)
Total revenues	$2,132,013	$1,907,728	$224,285	11.8

Gross profit
New vehicle retail	$78,404	$73,235	$5,169	7.1%
Used vehicle retail	79,820	73,765	6,055	8.2
Used vehicle wholesale	2,758	1,781	977	54.9
Finance and insurance	77,322	65,810	11,512	17.5
Service, body and parts	98,906	90,277	8,629	9.6
Fleet and other	1,086	947	139	14.7
Total gross profit	$338,296	$305,815	$32,481	10.6

Gross margin
New vehicle retail	6.7%	6.9%	(20) bps
Used vehicle retail	14.0	14.8	(80) bps
Used vehicle wholesale	3.3	2.3	100 bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	48.8	48.9	(10) bps
Fleet and other	4.8	4.1	70 bps
Total gross profit	15.9	16.0	(10 bps)

Unit sales
New vehicle retail	34,323	31,657	2,666	8.4%
Used vehicle retail	29,964	27,694	2,270	8.2
Total retail units sold	64,287	59,351	4,936	8.3
Used vehicle wholesale	11,200	10,564	636	6.0

Average selling price
New vehicle retail	$34,256	$33,493	$763	2.3%
Used vehicle retail	19,048	17,945	1,103	6.1
Used vehicle wholesale	7,416	7,305	111	1.5

Average gross profit per unit
New vehicle retail	$2,284	$2,313	$(29)	(1.3)%
Used vehicle retail	2,664	2,664	-	-
Used vehicle wholesale	246	169	77	45.6
Finance and insurance	1,203	1,109	94	8.5
Total vehicle(1)	3,707	3,616	91	2.5

(1) – includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.

Other Highlights (Unaudited)

	As of
	June 30,	December 31,	June 30,
	2014	2013	2013
Days Supply(1)
New vehicle inventory	71	74	76
Used vehicle inventory	60	63	51

(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of June 30, 2014
Current ratio	Not less than 1.20 to 1	1.29 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	4.22 to 1
Leverage ratio	Not more than 5.00 to 1	1.29 to 1
Funded debt restriction	Not more than $375 million	$172.4 million

Lithia Motors, Inc.

Other Highlights (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
New vehicle unit sales brand mix
Chrysler	27.6%	29.9%	28.5%	30.5%
General Motors	14.5	16.2	14.3	16.1
Toyota	13.8	14.6	13.7	14.7
Subaru	9.2	7.6	9.4	7.6
Honda, Acura	8.3	7.2	8.0	7.0
BMW, MINI	6.5	6.4	6.3	6.4
Ford	6.7	6.0	6.3	6.0
Nissan	3.6	2.9	3.7	2.8
Hyundai	3.1	2.7	3.1	2.8
Volkswagen, Audi	2.8	2.3	2.6	2.1
Mercedes	2.2	2.7	2.3	2.5
Kia	1.0	0.5	0.9	0.6
Mazda	0.4	0.5	0.4	0.5
Other	0.3	0.5	0.5	0.4

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue geographic mix
Texas	24.0%	25.0%	24.0%	25.3%
Oregon	21.9	20.5	22.0	20.7
California	13.1	10.5	13.2	10.6
Montana	8.0	8.8	8.2	8.9
Alaska	7.5	8.2	7.1	7.7
Washington	7.0	8.1	7.2	8.1
Nevada	4.4	4.7	4.6	4.7
Iowa	4.3	5.0	4.3	4.8
Idaho	4.2	5.0	4.4	5.1
North Dakota	2.3	2.6	2.2	2.5
Hawaii	2.0	0.0	1.4	0.0
New Mexico	1.3	1.6	1.4	1.6

	As of July 23, 2014
	# of stores	% of total
Current store count mix
Chrysler	24	23.6%
General Motors	16	15.8
Honda, Acura	11	10.9
Toyota	10	9.9
BMW, MINI	9	8.9
Ford	6	5.9
Subaru	5	5.0
Hyundai	5	5.0
Volkswagen, Audi	5	5.0
Nissan	4	4.0
Mercedes	3	3.0
Other	3	3.0

Lithia Motors, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30, 2014	December 31, 2013
Cash and cash equivalents	$28,203	$23,686
Trade receivables, net	191,228	170,519
Inventories, net	981,223	859,019
Deferred income taxes	222	1,548
Other current assets	12,028	15,251
Assets held for sale	-	11,526
Total current assets	$1,212,904	$1,081,549

Property and equipment, net	528,254	481,212
Goodwill	65,004	49,511
Franchise value	77,728	71,199
Deferred income taxes	14,624	10,256
Other non-current assets	41,613	31,394
Total assets	$1,940,127	$1,725,121

Floor plan notes payable	$20,598	$18,789
Floor plan notes payable: non trade	806,684	695,066
Current maturities of long-term debt	7,578	7,083
Trade payables	56,384	51,159
Accrued liabilities	112,742	94,143
Liabilities related to assets held for sale	-	6,271
Total current liabilities	$1,003,986	$872,511

Long-term debt	260,835	245,471
Deferred revenue	48,918	44,005
Other long-term liabilities	34,537	28,412
Total liabilities	$1,348,276	$1,190,399

Class A common stock	266,172	268,255
Class B common stock	319	319
Additional paid-in capital	26,045	22,598
Accumulated other comprehensive loss	(1,259)	(1,538)
Retained earnings	300,574	245,088
Total liabilities & stockholders' equity	$1,940,127	$1,725,121

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Six months ended
	June 30,
	2014	2013
Net income	$63,043	$47,610

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,332	9,620
Stock-based compensation	3,259	2,603
Loss on disposal of assets	62	33
Gain on sale of franchise	(5,744)	-
Deferred income taxes	2,840	825
Excess tax benefit from share-based payment arrangements	(6,058)	(5,408)
(Increase) decrease:
Trade receivables, net	(20,709)	(10,684)
Inventories	(77,300)	(48,899)
Other current assets	1,360	5,980
Other non-current assets	(7,311)	(3,394)
Increase (decrease):
Floor plan notes payable, net	368	3,384
Trade payables	1,411	2,078
Accrued liabilities	17,594	8,812
Other long-term liabilities and deferred revenue	11,659	11,889
Net cash provided by (used in) operating activities	$(4,194)	$24,449

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Six months ended
	June 30,
	2014	2013
Net cash provided by (used in) operating activities
As reported	$(4,194)	$24,449
Floor plan notes payable, non-trade, net	112,910	5,989
Adjusted	$108,716	$30,438

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands, except for per share data)

	Three Months Ended June 30, 2014
	As reported	Acquisition expenses	Tax attributes	Adjusted
Selling, general and administrative	$125,463	$(163)	$-	$125,300

Income from operations	61,012	163	-	61,175

Income from continuing operations before income taxes	$57,074	$163	$-	$57,237
Income tax expense	(21,904)	(63)	(73)	(22,040)
Net income from continuing operations	$35,170	$100	$(73)	$35,197

Diluted earnings per share from continuing operations	$1.34	$-	$-	$1.34
Diluted share count	26,331

	Three Months Ended June 30, 2013
	As reported	Legal accrual adjustment	Tax attribute	Adjusted
Selling, general and administrative	$109,283	$(3,813)	$-	$105,470

Income from operations	$45,651	$3,813	$-	$49,464

Income from continuing operations before income taxes	$41,258	$3,813	$-	$45,071
Income tax expense	(15,977)	(1,484)	(228)	(17,689)
Net income from continuing operations	$25,281	$2,329	$(228)	$27,382

Diluted earnings per share from continuing operations	$0.97	$0.09	$(0.01)	$1.05
Diluted share count	26,134

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands, except for per share data)

	Six Months Ended June 30, 2014
	As reported	Reserve adjustments	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$247,292	$(3,931)	$(163)	$-	$243,198

Income from operations	105,737	3,931	163	-	109,831

Income from continuing operations before income taxes	$97,778	$3,931	$163	$-	$101,872
Income tax expense	(37,914)	(1,545)	(63)	(73)	(39,595)
Net income from continuing operations	$59,864	$2,386	$100	$(73)	$62,277

Diluted earnings per share from continuing operations	$2.27	$0.09	$-	$-	$2.36
Diluted share count	26,326

	Six months ended June 30, 2013
	As reported	Legal accrual adjustment	Tax attribute	Adjusted
Selling, general and administrative	$210,414	$(3,813)	$-	$206,601

Income from operations	$86,237	$3,813	$-	$90,050

Income from continuing operations before income taxes	$76,835	$3,813	$-	$80,648
Income tax expense	(29,672)	(1,484)	(228)	(31,384)
Net income from continuing operations	$47,163	$2,329	$(228)	$49,264

Diluted earnings per share from continuing operations	$1.81	$0.09	$(0.01)	$1.89
Diluted share count	26,120